                                                                     EXHIBIT 5.1

                               OPINION OF COUNSEL

                                February 7, 2000


Connetics Corporation
3400 West Bayshore Road
Palo Alto, California 94303

        Re:  Connetics Corporation (the "Company")
             Registration Statement on Form S-3

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 589,255 shares of the Company's Common Stock. As your counsel, we have examined the proceedings taken in connection with the sale and issuance of the above-referenced securities.

        It is our opinion that the above-referenced securities, when issued and sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                                            Very truly yours,

                                            WILSON, SONSINI, GOODRICH & ROSATI
                                            Professional Corporation

                                            /s/ WILSON SONSINI GOODRICH & ROSATI